UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2017 (October 25, 2017)

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

4435 Eastgate Mall, Suite #320, San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 373-1675

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2017, the Company announced that on October 25, 2017 it received notification from the NASDAQ Stock Market indicating that the Company has regained compliance with NASDAQ Rule 5550(a)(2) in that the Company's closing bid price has been at $1.00 per share or greater for at least 10 consecutive business days.  The notification stated that the matter of the deficiency, which arose as of May 2, 2017, is now closed and the Company’s stock will continue to be listed and trade on The Nasdaq Capital Market.

Item 8.01.  Other Events

The disclosure set forth in response to Item 3.01 above is incorporated herein by this reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release of InfoSonics Corporation dated October 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Vernon A. LoForti
Vernon A. LoForti
Date:	October 26, 2017	Chief Financial Officer